Exhibit 21.1

Subsidiaries of Twin Hospitality Group Inc.

1.	Fat Brands Twin Peaks I, LLC, a Delaware limited liability company

2.	Twin Peaks Buyer, LLC, a Delaware limited liability company

3.	Twin Restaurant Holding, LLC, a Delaware limited liability company

4.	Twin Restaurant RE, LLC, a Texas limited liability company

5.	Twin Restaurant Sarasota RE, LLC, a Delaware limited liability company

6.	Twin Restaurant McKinney RE, LLC, a Delaware limited liability company

7.	Twin Restaurant Terrell RE, LLC, a Delaware limited liability company

8.	Twin Restaurant Live Oak RE, LLC, a Texas limited liability Company

9.	Twin Restaurant IP, LLC, a Delaware limited liability company

10.	Twin Restaurant Development, LLC, a Texas limited liability company

11.	Twin Restaurant Investment Company, LLC, a Texas limited liability company

12.	Twin Restaurant N Irving, LLC, a Texas limited liability company

13.	Twin Restaurant N Irving Beverage Holding, LLC, a Texas limited liability company

14.	Twin Restaurant San Antonio, LLC, a Texas limited liability company

15.	Twin Restaurant San Antonio Beverage Holding, LLC, a Texas limited liability company

16.	Twin Restaurant Western Center, LLC, a Texas limited liability company

17.	Twin Restaurant Western Center Beverage Holding, LLC, a Texas limited liability company

18.	Twin Restaurant Odessa, LLC, a Texas limited liability company

19.	Twin Restaurant Odessa Beverage Holding, LLC, a Texas limited liability company

20.	Twin Restaurant Denver, LLC, a Texas limited liability company

21.	Twin Restaurant Centennial, LLC, a Colorado limited liability company

22.	Twin Restaurant Denver, LLC, a Colorado limited liability company

23.	Twin Restaurant Broomfield, LLC, a Colorado limited liability company

24.	Twin Restaurant Viva Las Vegas, LLC, a Texas limited liability company

25.	Twin Restaurant LV-1, LLC, a Nevada limited liability company

26.	Twin Restaurant Investment Company II, LLC, a Texas limited liability company

27.	Twin Restaurant El Paso, LLC, a Texas limited liability company

28.	Twin Restaurant El Paso Beverage Holding, LLC, a Texas limited liability company

29.	Twin Restaurant Westover, LLC, a Texas limited liability company

30.	Twin Restaurant Westover Beverage Holding, LLC, a Texas limited liability company

31.	Twin Restaurant Sunland Park, LLC, a Texas limited liability company

32.	Twin Restaurant Sunland Park Beverage Holding, LLC, a Texas limited liability company

33.	Twin Restaurant Park North, LLC, a Texas limited liability company

34.	Twin Restaurant Park North Management, LLC, a Texas limited liability company

35.	Twin Restaurant Park North Beverage Holding, LLC, a Texas limited liability company

36.	Twin Restaurant S Fort Worth, LLC, a Texas limited liability company

37.	Twin Restaurant S Fort Worth Beverage Holding, LLC, a Texas limited liability company

38.	Twin Restaurant Warrenville, LLC, an Illinois limited liability company

39.	Twin Restaurant LV-2, LLC, a Nevada limited liability company

40.	Twin Restaurant Little Rock, LLC, an Arkansas limited liability company

41.	Twin Restaurant Oakbrook, LLC, an Illinois limited liability company

42.	Twin Restaurant New Mexico, LLC, a Delaware limited liability company

43.	Twin Restaurant Franchise, LLC, a Delaware limited liability company

44.	Twin Restaurant International Franchise, LLC, a Texas limited liability company

45.	TP Franchise Venture I, LLC, a Delaware limited liability company

46.	TP Texas Beverages, LLC, a Texas limited liability company

47.	TP Franchise Austin, LLC, a Texas limited liability company

48.	TP Franchise Round Rock, LLC, a Texas limited liability company

49.	Twin Restaurant, LLC, a Delaware limited liability company

50.	Twin Restaurant FL Payroll, LLC, a Delaware limited liability company

51.	Twin Restaurant Terrell, LLC, a Delaware limited liability company

52.	Twin Restaurant Terrell, Beverage Holding LLC, a Delaware limited liability company

53.	Twin Restaurant McKinney, LLC, a Delaware limited liability company

54.	Twin Restaurant McKinney Beverage Holding, LLC, a Delaware limited liability company

55.	Twin Restaurant Beverage Holding, LLC, a Delaware limited liability company

56.	Twin Restaurant Beverage – Texas, LLC, a Texas limited liability company

57.	Twin Restaurant Lewisville, LLC, a Texas limited liability company

58.	Twin Restaurant San Marcos, LLC, a Texas limited liability company

59.	Twin Restaurant San Marcos Management, LLC, a Texas limited liability company

60.	Twin Restaurant San Marcos Beverage Holding, LLC, a Texas limited liability company

61.	Twin Restaurant Frisco, LLC, a Texas limited liability company

62.	Twin Restaurant Midland, LLC, a Texas limited liability company

63.	Twin Restaurant Midland Beverage Holding, LLC, a Texas limited liability company

64.	Twin Restaurant Live Oak, LLC, a Texas limited liability company

65.	Twin Restaurant Live Oak Management, LLC, a Texas limited liability company

66.	Twin Restaurant Live Oak Beverage Holding, LLC, a Texas limited liability company

67.	Twin Restaurant San Angelo, LLC, a Texas limited liability company

68.	Twin Restaurant San Angelo Management, LLC, a Texas limited liability company

69.	Twin Restaurant San Angelo Beverage Holding, LLC, a Texas limited liability company

70.	Twin Restaurant Amarillo, LLC, a Texas limited liability company

71.	Twin Restaurant Amarillo Management, LLC, a Texas limited liability company

72.	Twin Restaurant Amarillo Beverage Holding, LLC, a Texas limited liability company

73.	Twin Restaurant Burleson, LLC, a Texas limited liability company

74.	Twin Restaurant Burleson Management, LLC, a Texas limited liability company

75.	Twin Restaurant Burleson Beverage Holding, LLC, a Texas limited liability company

76.	Twin Restaurant Grand Prairie, LLC, a Texas limited liability company

77.	Twin Restaurant Grand Prairie Management, LLC, a Texas limited liability company

78.	Twin Restaurant Grand Prairie Beverage Holding, LLC, a Texas limited liability company

79.	Twin Restaurant Lakeland, LLC, a Delaware limited liability company

80.	Twin Restaurant Brandon, LLC, a Delaware limited liability company

81.	Twin Restaurant Sarasota, LLC, a Delaware limited liability company

82.	Twin Restaurant Northlake, LLC, a Texas limited liability company

83.	Twin Restaurant Plano, LLC, a Texas limited liability company

84.	Twin Restaurant JV Holding, LLC, a Delaware limited liability company

85.	TPJV2, LLC, a Delaware limited liability company

86.	TP GA, LLC, a Georgia limited liability company

87.	Twin Restaurant JV Management, LLC, a Delaware limited liability company

88.	Barbeque Integrated, Inc., a Delaware corporation

89.	Smokey Bones, LLC, a Florida limited liability company

90.	GMR of Pennsylvania – SB Properties, LLC, a Florida limited liability company

91.	Integrated Card Solution, LLC, a Virginia limited liability company